SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2010

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Compensatory Arrangements of Certain Officers.

(e) On September 7, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Novatel Wireless, Inc. (the “Company”) adopted a bonus plan applicable to the Company’s executive officers for the fiscal year ending December 31, 2010. Under the terms of the plan, each participant is eligible to receive a discretionary cash bonus from the Company in a dollar amount equal to a percentage of his or her annual base salary in effect as of the end of 2010. The award of a bonus is subject to the achievement of a single Company-wide EBITDA goal applicable to each executive officer and an individual performance goal established for each executive officer. The target awards for the 2010 fiscal year, as a percentage of base salary, are 100% for the Company’s Chief Executive Officer and 50% for all other participants. Each participant is eligible to earn 70% of the target award if the Company achieves its performance goal and 30% of the target award if the participant achieves his or her own individual goal. All bonuses are expected to be determined and paid following the end of the Company’s 2010 fiscal year. In approving awards under the plan, the Committee may also use its discretion to increase or decrease the amounts that otherwise would be payable based upon Company and individual performance.

The foregoing summary of the plan is qualified in its entirety by reference to the full text of the plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

(f) On September 7, 2010, the Compensation Committee of the Novatel Wireless, Inc. Board of Directors approved individual performance awards for 2009 performance under the Company’s annual incentive compensation plan for the Named Executive Officers identified in the Company’s annual proxy statement filed with the SEC on April 30, 2010. The total compensation for 2009 for each Named Executive Officer reported in the Summary Compensation Table on page 24 of the Company’s annual proxy statement has been recalculated to include individual performance awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation— Individual Performance Award	2009 Total Compensation
Peter V. Leparulo	$112,338	$2,310,764
Kenneth G. Leddon	23,513	1,212,076
Robert Hadley	37,763	848,774
Catherine F. Ratcliffe	37,050	793,130
Slim S. Souissi	31,500	1,116,873

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Novatel Wireless, Inc. Senior Management Incentive Plan for Fiscal Year 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: September 13, 2010	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs & General Counsel and Corporate Secretary